Exhibit 21

China Dongsheng International, Inc.

List of Subsidiaries

Subsidiary	State or Jurisdiction of Incorporation	Percentage Owned
Titan Lithium, Inc.	Nevada	100%
Kilimanjaro Lithium Ltd.	Tanzania	100%